                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to sec. 240.14a-11(c) or sec.
                 240.14a-12

                   EN POINTE TECHNOLOGIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          EN POINTE TECHNOLOGIES, INC.
                     100 N. SEPULVEDA BOULEVARD, 19TH FLOOR
                          EL SEGUNDO, CALIFORNIA 90245

                                February 9, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of En Pointe Technologies, Inc. (the "Company") to be held at 8:00 a.m. on Friday, March 30, 2001, in the Mariposa Room at the Hilton Garden Inn, 2100 E. Mariposa Avenue, El Segundo, California 90245.

    At the Annual Meeting you will be asked to elect seven (7) directors of the Company, to approve and ratify a proposal to amend the Company's 1996 Stock Incentive Plan (the "1996 Stock Plan") to increase the number of authorized shares under the 1996 Stock Plan by 1,500,000 from 1,260,000 to 2,760,000, to approve and ratify a proposal to amend the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of authorized shares under the Purchase Plan by 250,000 from 500,000 to 750,000, and to approve the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending September 30, 2001. All of these matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

    We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO BE WITH US AT THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

                                          Very truly yours,
                                          Bob Din
                                          CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                          EN POINTE TECHNOLOGIES, INC.
                     100 N. SEPULVEDA BOULEVARD, 19TH FLOOR
                          EL SEGUNDO, CALIFORNIA 90245

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 30, 2001

                            ------------------------

TO THE STOCKHOLDERS OF EN POINTE TECHNOLOGIES, INC.:

    The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of En Pointe Technologies, Inc. (the "Company"), will be held at 8:00 a.m. on Friday, March 30, 2001, in the Mariposa Room at the Hilton Garden Inn, 2100 E. Mariposa Avenue, El Segundo, California 90245, for the following purposes as more fully described in the accompanying Proxy Statement, which is incorporated herein by reference:

    (1) To elect the seven (7) directors to the Board of Directors; and

    (2) To approve and ratify an amendment to increase the number of authorized shares under the 1996 Stock Incentive Plan by 1,500,000 from 1,260,000 to 2,760,000; and

    (3) To approve and ratify an amendment to increase the number of authorized shares under the Employee Stock Purchase Plan by 250,000 from 500,000 to 750,000; and

    (4) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 2001; and

    (5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

    Stockholders of record at the close of business on January 15, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING IN PERSON MAY REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                          By Order of the Board of Directors
                                          Robert Mercer
                                          ASSISTANT SECRETARY

February 9, 2001

                          EN POINTE TECHNOLOGIES, INC.
                     100 N. SEPULVEDA BOULEVARD, 19TH FLOOR
                          EL SEGUNDO, CALIFORNIA 90245

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 30, 2001

    This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of En Pointe Technologies, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Friday, March 30, 2001 (the "Annual Meeting"), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

    Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to shareholders on or about February 9, 2001 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

    A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR approval of Proposals Nos. 1, 2, 3 and 4 as set forth in the accompanying Notice of Annual Meeting of Stockholders.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on January 15, 2001 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On January 15, 2001, there were 6,567,380 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

    Proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

"Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes on Proposals Nos. 1, 2, 3 and 4 is discussed under each respective Proposal.

BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of January 15, 2001 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table (see "Executive Compensation") and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

                                                      SHARES BENEFICIALLY OWNED(1)
                                                      -----------------------------
NAME OF BENEFICIAL OWNER(1)                             NUMBER           PERCENTAGE
---------------------------                           ----------         ----------
Attiazaz "Bob" Din(2)...............................    503,952              7.6%
Naureen Din(2)......................................    503,952              7.6
Zubair Ahmed(3).....................................    642,396              9.8
Mark Briggs.........................................      7,333                *
Verdell Garroutte...................................      6,666                *
Michael Shabazian(4)................................      6,000                *
Kevin Ayers(5)......................................     13,295                *
Michael Archer(6)...................................      6,461                *
Kathy Perez(7)......................................     17,222                *
All executive officers and directors as a group
  (11 persons)(8)...................................  1,708,277             25.6

------------------------

(1) Applicable percentage of ownership at January 15, 2001, is based upon 6,567,380 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of January 15, 2001 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Bob and Naureen Din are married, and each may therefore be deemed to have a beneficial interest in each other's shares of Common Stock. However, Mr. and Mrs. Din have each disclaimed beneficial ownership in each other's shares. The number of shares reported for each of Mr. and Mrs. Din reflects 50% of the total number of shares beneficially owned by Mr. and Mrs. Din together, and includes 50,000 shares for options exercisable by Mr. Din within 60 days of January 15, 2001. The number of shares reported does not include 211,551 shares of Common Stock owned of record by Mediha Din, Mr. and Mrs. Din's child who currently resides at the Din's residence. The address of Mr. and Mrs. Din is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

(3) The address of such stockholder is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

(4) Consists of 6,000 shares owned by Mr. Shabazian's wife.

(5) Consists of 13,295 shares for options exercisable within 60 days of January 15, 2001.

(6) Includes 5,815 shares for options exercisable within 60 days of January 15, 2001.

(7) Consists of 17,222 shares for options exercisable within 60 days of January 15, 2001.

(8) Includes 96,331 shares for options exercisable within 60 days of January 15, 2001.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Currently, there are seven (7) members of the Board of Directors. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven (7) nominees named below. All of the nominees presently are directors of the Company.

    Each nominee has indicated that he or she is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

    The names and certain information concerning the seven (7) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

VOTE REQUIRED

    The seven (7) nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast "FOR" a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked "withheld" as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

DIRECTORS

    The nominees, their ages the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
Attiazaz "Bob" Din................     48      Chairman of the Board and Chief
                                                 Executive Officer
Michael Shabazian.................     60      President and Director
Naureen Din.......................     46      Secretary and Director
Zubair Ahmed......................     48      Director
Verdell Garroutte(2)..............     58      Director
Mark Briggs(1), (2)...............     44      Director
Barry Abelson(1), (2).............     54      Director

------------------------

(1) Member of Compensation Committee.

(2) Member of Audit Committee.

    ATTIAZAZ "BOB" DIN is a founder of the Company and has served in various capacities with the Company since its inception in January 1993. Mr. Din has served as a director since April 1994, and as the Chairman of the Board and Chief Executive Officer of the Company since January 1996. Mr. Din previously served as the Company's President from April 1994 to September 1997. Prior to founding the Company, from November 1985 to January 1993, Mr. Din served as Chairman of the Board of Directors, President and Chief Executive Officer of InfoSystems Computer Center, a Southern

California-based reseller of computer products ("InfoSystems"). On January 8, 1999, Mr. Din resumed the office of President. Mr. Din also serves on the Board of Directors of SupplyAccess, Inc., an affiliated company and is also a Director of En Pointe Ventures, Inc. a wholly-owned subsidiary of the Company.

    NAUREEN DIN is a founder of the Company and currently serves as Secretary and as a director of the Company. Ms. Din previously served as President from the Company's inception in January 1993 to April 1994, as Chief Executive Officer from the Company's inception until January 1996 and as Chief Financial Officer from the Company's inception until October 1995. Ms. Din also sits as a Director on the Board of Development in Literacy, a non-profit organization. Ms. Din was not employed immediately prior to January 1993. Ms. Din is the wife of Bob Din.

    ZUBAIR AHMED has been a director of the Company since April 1994. Mr. Ahmed previously served as an Executive Vice President of the Company from April 1994 to December 1995 and as Director of Business Development of the Company from May 1993 to April 1994. From January 1989 to April 1993, Mr. Ahmed served as the General Manager of Inter Equipment Establishment, a seller of heavy equipment.

    VERDELL GARROUTTE has been a Director of the Company since May 1996.
Mr. Garroutte is currently a financial consultant to several companies. From April 1997 to May 1998, Mr. Garroutte served as Chief Executive Officer of First Source International, Inc., the predecessor company to firstsource corp., a computer products reseller. From October 1994 until July 1999, Mr. Garroutte periodically served as a consultant to both the Company and firstsource corp., a former subsidiary of the Company. From December 1996 until September 1997,
Mr. Garroutte served as the Chief Financial Officer of Kelly Micro
Systems, Inc., a manufacturer of memory components for personal computers.

    MARK BRIGGS has been a director of the Company since March 1998. Since January 1997, Mr. Briggs has been the President and Chief Executive Officer of ClientLogic Corporation (formerly Softbank Services Group), a leading outsourcer to the digital marketplace. From January 1993 through the end of 1996, Mr. Briggs served as the President and Chief Executive Officer of Intelligent Electronics, Reseller Division. Mr. Briggs is also a director for firstsource.com, a subsidiary of the Company.

    MICHAEL SHABAZIAN has been the President of the Company and Chief Executive Officer of En Pointe Technologies Sales, Inc. since May 2000 and a director of the Company since October 2000. From August 1999 to May 2000, and from
January 1996 to January 1997, he was Chief Executive Officer and President of The MindShare Group, a high tech consulting firm. Prior to that, from January 1997 to July 1999, Mr. Shabazian was founder, Chairman and Chief Executive Officer of Arbor Computer Corporation, a white box manufacturer of custom-built personal computers. In August 1999, Arbor Computer Corporation filed for bankruptcy protection.

    BARRY ABELSON has been a director of the Company since December 2000. Since May 1992, Mr. Abelson has been a member of the law firm Pepper Hamilton LLP where he serves as Chairman of the firm's Executive Committee and Chairman of the firm's Corporate and Securities Practice Group.

    The Board of Directors of the Company held thirteen meetings during the fiscal year ended September 30, 2000. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served. Bob Din and Naureen Din are husband and wife. There are no other family relationships among any of the directors or executive officers of the Company.

AUDIT COMMITTEE

    The Company's Audit Committee is composed entirely of Directors who are "independent" as defined in the NASDAQ listing standards. The Company's Audit Committee for fiscal year 2000 was composed of Mr. Garroutte and Mr. Briggs. In November 2000, Mr. Abelson was appointed to serve as the third member of the Audit Committee. The principal functions of the Audit Committee are: (i) to recommend to the Board the appointment of the Company's independent accountants;
(ii) to review with the independent accountants the scope and anticipated cost of their audit; and (iii) to receive and consider a report from the independent accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. The Audit Committee met four times during the fiscal year ended September 30, 2000. The Company adopted its current Audit Committee Charter at a meeting held on November 20, 2000, a copy of which is attached to this Proxy Statement as EXHIBIT A.

COMPENSATION COMMITTEE

    The Company's Compensation Committee for fiscal year 2000 was composed of Mr. Garroutte and Mr. Briggs. In November 2000, Mr. Abelson was appointed to replace Mr. Garroutte on the Compensation Committee. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain officers of the Company, administering the Company's 1996 Stock Incentive Plan and Employee Stock Purchase Plan, subject to the provisions set forth in each plan, and considering such other matters as may be referred to the Compensation Committee by the Board of Directors from time to time. There were two meetings of the Compensation Committee during fiscal 2000.

NOMINATING COMMITTEE

    The Company does not have a Nominating Committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

DIRECTORS' COMPENSATION

    The Company's directors do not receive cash compensation for attendance at Board of Directors or committee meetings, but may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings.

    The Company's 1996 Stock Incentive Plan provides that each non-employee director of the Company shall automatically be granted a non-qualified option to purchase 5,000 shares of Common Stock upon his or her election and reelection to the Board of Directors so long as such reelection occurs at least twelve months after his or her initial election to the Board of Directors of the Company. The option price of such options shall be at 80% of the fair market value of the Common Stock on the date such director is elected or reelected, as the case may be, and shall become exercisable with respect to one-third ( 1/3) of the shares subject to such option three (3) months after such election or reelection, one-third ( 1/3) of such shares nine (9) months after such election or reelection and the remaining one-third ( 1/3) of such shares twenty-seven
(27) months after such election or reelection. The term of such options shall be ten years.

EXECUTIVE OFFICERS

    The Company has five executive officers as follows:

Attiazaz "Bob" Din         Chairman and Chief Executive Officer
Michael R. Shabazian       President
Kevin D. Ayers             Vice President and Chief Financial Officer
Michael Archer             Senior Vice President Sales
Kathy Perez                Vice President of Business Development

    A biographical summary regarding Messrs. Attiazaz "Bob" Din and Michael R. Shabazian is set forth in Proposal No. 1 under the heading "Directors." Biographical information with respect to the Company's other executive officers is set forth below:

    KEVIN D. AYERS, 45, has served as Chief Financial Officer of the Company since July 2000. From November 1998 to July 2000, Mr. Ayers served as the Company's Vice President and Controller. Prior to joining the Company as an employee, from March 1998 to November 1998, Mr. Ayers was an outside consultant to the Company, performing controllership functions. He performed a similar consulting engagement with another company from December 1997 to March 1998, before associating with the Company. From December 1995 to December 1997,
Mr. Ayers served as Operations Controller for Xylan Corporation, a manufacturer of network switching equipment.

    MICHAEL ARCHER, 52, has served as Senior Vice President of Sales of the Company since May 2000. Mr. Archer joined the Company in June 1993 as an Account Executive. In February of 1996, Mr. Archer was appointed a Branch Manager, in March 1997, Director of Sales, and in October of 1999, Executive Director.

    KATHY PEREZ, 42, has served as Vice President of Business Development of the Company since June 2000. Ms. Perez joined the Company as a National Account Manager in 1993 and worked in that capacity until recently becoming Vice President in June.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows the cash compensation paid or accrued to the Chief Executive Officer and the four other most highly compensated officers of the Company (the "Named Executive Officers"), who were employed by the Company during the fiscal year ended September 30, 2000.

                                                                                           LONG TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                     ANNUAL COMPENSATION(1)          ---------------------
                                    FISCAL    ------------------------------------   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION          YEAR      SALARY        BONUS         OTHER          OPTIONS (#)
---------------------------        --------   --------      --------      --------   ---------------------
Attiazaz "Bob" Din...............    2000     $637,884(2)   $     --      $    --                --
  Chairman of the Board and          1999      835,590(3)         --           --           500,000(4)
  Chief Executive Officer            1998      500,000            --           --                --

Michael R. Shabazian(5)..........    2000     $131,250      $275,000(6)   $    --                --
  President                          1999           --            --           --                --
                                     1998           --            --           --                --

Kevin D. Ayers(7)................    2000     $131,875      $ 35,000(8)   $    --                --
  Vice President and                 1999      110,000        15,000           --             5,000(9)
  Chief Financial Officer            1998           --            --           --            15,000

Michael Archer(10)...............    2000     $153,333      $ 36,000(12)  $18,500(13)          7,500
  Senior Vice President Sales        1999      140,029(11)    49,000(12)   27,500(13)         10,000
                                     1998      120,000        62,000(12)   18,000(13)          6,500

Kathy Perez(14)..................    2000     $371,872(15)  $ 10,000(16)  $    --            20,000
  Vice President of Business         1999      663,552(15)       875        2,800(13)             --
  Development                        1998      970,499(15)        --        3,150(13)         52,000

------------------------

 (1) Does not include the value of prerequisites and other personal benefits granted to the Named Executive Officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

 (2) Includes payment of $137,884 for accrued vacation.

 (3) Includes $104,167 compensation for services rendered to and paid by the Company's former subsidiary, firstsource.com, for the two month period from May 1, 1999 through June 30, 1999. Also, includes a payment by the Company of $314,757 for accrued vacation.

 (4) Consists of stock options granted by the Company's former subsidiary, firstsource.com.

 (5) Mr. Shabazian was appointed President on May 16, 2000.

 (6) Consists of a $150,000 signing bonus for Mr. Shabazian paid in June of 2000 and an accrued bonus under his employment agreement of $125,000.

 (7) Mr. Ayers was appointed Chief Financial Officer on July 17, 2000.

 (8) Consists of $20,000 in payments payable pursuant to the Mr. Ayers's employment agreement and an accrued bonus under his employment agreement of $15,000.

 (9) Includes stock options to purchase 2,500 shares granted by the Company's former subsidiary, firstsource.com.

 (10) Mr. Archer was appointed Senior Vice President of Sales on May 26, 2000.

 (11) Includes payment of $10,029 accrued vacation and $12,000 of sales commissions.

 (12) Consists of bonus payments payable pursuant to the Mr. Archer's employment agreement.

 (13) Consists of unaccountable expense allowances.

 (14) Ms. Perez was appointed Vice President of Business Development on July 17, 2000.

 (15) Includes sales commissions of $131,872, $453,552, and $970,499 for fiscal years 2000, 1999, and 1998, respectively.

 (16) Represents accrued bonus.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth stock options granted to the Named Executive Officers during fiscal 2000:

                                                    INDIVIDUAL GRANTS
                                 --------------------------------------------------------
                                                 PERCENT OF TOTAL                           POTENTIAL REALIZABLE VALUE AT
                                    NUMBER           OPTIONS                                   ASSUMED ANNUAL RATES OF
                                 OF SECURITIES      GRANTED TO                              STOCK PRICE APPRECIATION FOR
                                  UNDERLYING        EMPLOYEES                                        OPTION TERM
                                    OPTIONS          IN LAST        EXERCISE   EXPIRATION   -----------------------------
NAME                                GRANTED        FISCAL YEAR       PRICE        DATE          5%                10%
----                             -------------   ----------------   --------   ----------   ----------         ----------
Attiazaz "Bob" Din.............          --              --          $   --         --       $     --           $     --
Michael R. Shabazian...........          --              --              --         --             --
Kevin D. Ayers.................          --              --              --         --             --                 --
Michael Archer.................       7,500             6.8           12.25       4/10         57,780            146,425
Kathy Perez....................      20,000            18.1           12.25       4/10        154,079            390,467

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL 2000 YEAR-END OPTION
  VALUES

    The following table sets forth stock option exercises during fiscal 2000 and year-end option values for options held by the Named Executive Officers:

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING                   IN-THE-MONEY
                                                         UNEXERCISED OPTIONS AT           OPTIONS AT FISCAL
                          SHARES                             FISCAL YEAR END                 YEAR END(1)
                        ACQUIRED ON                    ---------------------------   ---------------------------
NAME                     EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   --------------   -----------   -------------   -----------   -------------
Attiazaz "Bob" Din....         --              --         50,000             --        $    --        $    --
Michael R. Shabazian..         --              --             --             --             --             --
Kevin D. Ayers........      3,000        $123,118          8,161          9,339         13,343         15,252
Michael Archer........      7,054        $275,790          4,931         19,069            302          1,578
Kathy Perez...........     23,134        $246,556         14,434         57,556         13,065         68,185

------------------------

(1) Based on a per share price of $6.50, the closing price of the Common Stock as reported on the Nasdaq National Market on September 29, 2000.

EMPLOYMENT AGREEMENTS

    Mr. Din's employment agreement with the Company was originally entered into as of March 1, 1996, and was amended in April 1997. This agreement provides for an annual base salary of $500,000, plus, beginning in April 1997, a bonus equal to 3.5% of the Company's pre-tax net income (if $4.5 million or greater) and terminates on the later of (i) the fifth anniversary of the date the agreement was entered into, or (ii) five years following the date on which either Mr. Din or the Company gives a notice of non-renewal or termination. Upon termination of Mr. Din's employment agreement by the Company for reason other than "cause", as defined in the employment agreement, or by Mr. Din for "good reason", as defined in the employment agreement, Mr. Din will be entitled to receive, as severance pay, guaranteed monthly salary payments in the amount of Mr. Din's current salary for a period of five years, plus the payment of certain additional benefits, such as health insurance for the same term. However, Mr. Din's agreement prohibits him from competing with the Company for five years following the date of his termination. Pursuant to his employment agreement, Mr. Din is obligated, subsequent to his termination, to offer first to the Company any block of 50,000 shares or more of the Company's Common Stock offered by him or his wife for sale, if offered for sale other than pursuant to an over-the-counter or exchange transaction. Mr. Din's agreement also contains confidentiality, intellectual property rights and dispute resolution provisions.

    On May 16, 2000, the Company entered into a three year employment agreement with Mr. Shabazian that provides for an annual base salary of $350,000. In addition, the agreement provides for a $150,000 signing bonus and quarterly bonuses of $25,000 if certain pre-tax net income targets are met beginning in quarter four of fiscal 2000 through quarter two of fiscal 2001. If cumulative pre-tax income for the four quarters ending in quarter three of fiscal year 2001 exceeds $1,500,000, a bonus of $425,000 is payable. In the event that Mr. Shabazian's employment is terminated by the Company prior to the first anniversary of the agreement for reason other than "cause," as defined in the agreement, or by Mr. Shabazian for "good reason," as defined in the agreement, Mr. Shabazian will be entitled to receive, as severance pay, an amount equal to his monthly salary payments for a number of months equal to the balance of the months before the first anniversary is completed.

    On May 26, 2000, the Company entered into a three year employment agreement with Mr. Ayers that provides for an annual base salary of $165,000 and provides for certain quarterly quantitative and qualitative bonuses of $10,000 (through the third quarter of fiscal 2001) and $5,000, respectively if certain pre-tax net income targets and certain qualitative targets are met. In the event that Mr. Ayers's employment is terminated by the Company during the term of the agreement for reason other than "cause," as defined in the agreement, or by Mr. Ayers for "good reason," as defined in the agreement, Mr. Ayers will be entitled to receive, as severance pay, an amount equal to six months of his then-current base salary.

    On May 26, 2000, the Company entered into a three year employment agreement with Mr. Archer that provides for an annual base salary of $180,000 and provides for certain quarterly quantitative and qualitative bonuses of $15,000 (through the third quarter of fiscal 2001) and $5,000, respectively if certain pre-tax net income targets and certain qualitative targets are met. In the event that Mr. Archer's employment is terminated by the Company during the term of the agreement for reason other than "cause," as defined in the agreement, or by Mr. Archer for "good reason," as defined in the agreement, Mr. Archer will be entitled to receive, as severance pay, an amount equal to twelve months of his then-current base salary.

OTHER COMPENSATION ARRANGEMENTS

401(K) PLAN

    Effective as of July 1993, the Company adopted the En Pointe
Technologies, Inc. Employee Savings Plan (the "401(k) Plan"), which is a retirement profit sharing plan that covers all U.S. employees of the Company who are 21 years old or older and have completed six months of service. The 401(k) Plan provides that employees may elect to defer, in the form of contributions to the 401(k) Plan, up to 20% of the total compensation that would otherwise be paid to the employee. However, the administrator of the 401(k) Plan has adopted a policy of limiting the contributions of employees whose annual total compensation is equal to or less than $66,000 up to 15% of total compensation, and limiting the contributions of employees whose annual total compensation is greater than $66,000 to up to 8% of total compensation that would otherwise be paid to the employee, in either case not to exceed $10,500 in 2000 (subject to adjustment annually as provided in the Code). The Company may make discretionary matching contributions to the 401(k) Plan, but the Company has not made any contributions to the 401(k) Plan to date. Contributions are held under a group annuity contract and are invested in selected eligible investments. Employee contributions are fully vested and nonforfeitable at all times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Company's Compensation Committee during the fiscal year ended September 30, 2000 consisted of Mark Briggs and Verdell Garroutte, neither of whom has served as an executive officer or employee of the Company or any of its subsidiaries for the five years ending September 30, 2000.

CERTAIN TRANSACTIONS

    The brother of Bob Din is an executive officer, director and significant stockholder of CCI. CCI is a corporation that sells memory products and accounted for about 2% of the Company's purchases during the 2000 fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon its review of the copies of Forms 3 and 4 and 5 amendments thereto furnished to the Company, or written representations that no annual
Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended September 30, 2000 with the following exceptions: (i) Forms 3 prepared on behalf of Mr. Abelson, a director of the Company, and Mr. Shabazian, the President and a director of the Company, were delinquent and filed on December 1, 2000 and June 8, 2000, respectively; (ii) a Form 4 prepared on behalf of Mr. Din, the Chief Executive Officer and Chairman of the Company, to report Mrs. Din's stock sale in August and September 1999, was delinquent and filed on April 24, 2000; and (iii) a Form 4 prepared on behalf of Mrs. Din, the Secretary and a director of the Company, to report
Mrs. Din's stock sale in February 2000, was delinquent and filed on April 10, 2000.

                      REPORT OF THE COMPENSATION COMMITTEE

    The following report is submitted by the Compensation Committee of the Board of Directors with respect to the executive compensation policies established by the Compensation Committee and recommended to the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended September 30, 2000.

    The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's senior management and recommends new employee benefit plans and changes to existing plans to the Company's Board of Directors. The salary and performance bonus of Bob Din, the Company's Chief Executive Officer, is determined in accordance with Mr. Din's Employment Agreement with the Company (see "Employment Agreements," above). The Compensation Committee met two times during the fiscal year ended September 30, 2000.

COMPENSATION POLICIES AND OBJECTIVES

    The Company's executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis.

    There are three components to the Company's executive compensation program, and each is consistent with the stated philosophy as follows:

    - BASE SALARY. Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of the Company. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable computer software and systems companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) formally reviews specific information provided by its accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to the Company's executives.

    - ANNUAL BONUS. Annual bonuses for executives and other key employees are tied directly to the Company's financial performance as well as individual performance. The purpose of annual cash bonuses are to reward executives for achievements of corporate, financial and operational goals. Annual cash bonuses are intended to reward the achievement of outstanding performance. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid.

    - LONG-TERM INCENTIVES. The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options. The overall goal of this component of pay is to create a strong link between the management of the Company and its stockholders through management stock ownership and the achievement of specific corporate financial measures that result in the appreciation of Company share price. Stock options are awarded if the Company and individual goals are achieved or exceeded. The Compensation Committee previously has followed the practice of granting options annually on terms which provide that the options become exercisable in three (3) equal installments over a 27-month period. Beginning in August of 1998, most options were granted with a 48-month vesting period with pro-rata monthly vesting. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer term growth in share prices important for those receiving options.

FISCAL YEAR 2000 COMPENSATION

    The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 2000 will exceed the $1 million limit per officer. The Company's Executive Stock Option Plan, 1994 Stock Option Plan and 1996 Stock Incentive Plan are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                          The Compensation Committee of the
                                          Board of Directors
                                          Mark Briggs
                                          Verdell Garroutte

                         REPORT OF THE AUDIT COMMITTEE

    Pursuant to a meeting of the Audit Committee on November 20, 2000, the Audit Committee reports that it has: (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the independent auditors the matters (such as the quality of the Company's accounting principals and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures regarding such independence as required by Independence Standards Board Standard No. 1, and discussed with the auditors the auditors' independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report for the Company's fiscal year ended September 30, 2000.

                                          The Audit Committee of the
                                          Board of Directors
                                          Mark Briggs
                                          Verdell Garroutte

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORTS OF THE COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH ON THE FOLLOWING PAGE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Technology Index for the period that commenced May 8, 1996, the date on which the Company's Common Stock was first registered under the Exchange Act, and ended on September 30, 2000. The Performance Graph is not necessarily an indicator of future price performance. The graph assumes the reinvestment of all dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                      AMONG EN POINTE TECHNOLOGIES, INC.,
                   THE NASDAQ STOCK MARKET (U.S.) INDEX, AND
                     THE HAMBRECHT & QUIST TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            EN POINTE       NASDAQ STOCK        CHASE
        TECHNOLOGIES, INC.  MARKET (U.S.)  H & Q TECHNOLOGY
5/8/96                $100           $100              $100
9/96                  $133           $104              $100
9/97                  $263           $143              $149
9/98                   $86           $145              $138
9/99                  $134           $237              $267
9/00                   $81           $315              $434

------------------------

* $100 invested on 5/8/96 in stock or index--including reinvestment of dividends, fiscal year ending September 30.

                                 PROPOSAL NO. 2
 AMENDMENT TO THE 1996 STOCK OPTION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES
          ISSUABLE UNDER THAT PLAN FROM 1,260,000 TO 2,760,000 SHARES

INTRODUCTION

    The stockholders are being asked to vote on a proposal to approve an amendment to increase the number of shares of Common Stock authorized for issuance under the 1996 Stock Incentive Plan (the "1996 Stock Plan") by an additional 1,500,000 shares. The amendment to the 1996 Stock Plan was approved by the Board of Directors on May 25, 2000, subject to stockholder approval. The proposed amendment would increase the authorized number of shares of Common Stock issuable under the 1996 Stock Plan by 1,500,000 shares and would reserve the additional shares for issuance under the 1996 Stock Plan, bringing the total number of shares of Common Stock subject to the 1996 Stock Plan to 2,760,000. The Board believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success.

    The 1996 Stock Plan was originally adopted by the Board of Directors and approved by the stockholders in March 1996. The 1996 Stock Plan was amended by the Board of Directors on July 21, 1998 and approved by the stockholders on August 11, 1998.

VOTE REQUIRED

    Assuming a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the increase in the maximum aggregate number of shares issuable under the 1996 Stock Plan from 1,260,000 to 2,760,000. Abstentions will be considered shares entitled to vote in the tabulation of the votes cast on this Proposal No. 2 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

DESCRIPTION OF THE 1996 STOCK PLAN

    The following is a summary of the principal features of the 1996 Stock Plan, as recently amended for the share increase. The summary, however, does not purport to be a complete description of all the provisions of the 1996 Stock Plan. Any stockholder who wishes to obtain a copy of the 1996 Stock Plan may do so by written request to the Secretary, En Pointe Technologies, Inc., 100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

    The 1996 Stock Plan, as amended, currently authorizes up to 2,760,000 shares of Common Stock for issuance under the terms of the 1996 Stock Plan, subject to adjustment in the number and kind of shares subject to the 1996 Stock Plan and to outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The 1996 Stock Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and rights to purchase shares of Common Stock ("Purchase Rights"). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates. Nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates, non-employee directors and officers, consultants and other service providers. As of January 15, 2001, approximately 593 persons were eligible to participate in the 1996 Stock Plan.

    The Compensation Committee of the Board of Directors administers the 1996 Stock Plan (the "Administrator"). The Administrator has the full power and authority to interpret the 1996 Stock Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1996 Stock Plan, and adopt, amend and rescind rules relating to the 1996 Stock Plan. The term of options may not exceed 10 years from the date of grant (5 years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price for each share granted pursuant to a nonqualified stock option may not be less than 80% of the fair market value of a share of Common Stock at the time such option is granted. The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no minimum purchase price for shares of Common Stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Administrator. The maximum number of shares for which options or Purchase Rights may be granted to any one person during any one calendar year under the 1996 Stock Plan is 275,000. The aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1996 Stock Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

    The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the 1996 Stock Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

    Neither options nor Purchase Rights granted under the 1996 Stock Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these shares may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares.

    The 1996 Stock Plan provides that each non-employee director of the Company shall automatically be granted a non-qualified option to purchase 5,000 shares of Common Stock upon his or her election and reelection to the Board of Directors so long as such reelection occurs at least twelve months after his or her initial election to the Board of Directors of the Company. The option price of such options shall be at 80% of the fair market value of the Common Stock on the date such director is elected or reelected, as the case may be, and shall become exercisable with respect to one-third ( 1/3) of the shares subject to such option three months after such election or reelection and the remaining one-third ( 1/3) of such shares twenty-seven (27) months after such election or reelection. The term of such options shall be ten years.

    In the event of a "change in control" of the Company, all outstanding options and rights to purchase Common Stock will become fully vested and immediately exercisable. A change in control means generally (i) the acquisition by a person or group of more than 50% of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the survivor, (iii) the sale or disposition of substantially all of the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) or reverse merger in which more than 50% of the combined voting power of the Company's outstanding securities are transferred. The Board of Directors may alter, amend, suspend or terminate the 1996 Stock Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option or Purchase Right may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the 1996 Stock Plan will terminate on March 1, 2006.

    The following table contains information concerning certain stock options granted under the Company's 1996 Stock Plan during the fiscal year ended September 30, 2000:

                                                                 WEIGHTED
                                                                 AVERAGE
                                                              EXERCISE PRICE
NAME AND POSITION                                               ($/SHARE)      NUMBER OF SHARES
-----------------                                             --------------   ----------------
Attiazaz "Bob" Din..........................................      $   --                --
Michael R. Shabazian........................................      $   --                --
Kevin D. Ayers..............................................      $   --                --
Michael Archer..............................................      $12.25             7,500
Kathy Perez.................................................      $12.25            20,000
All Current Executive Officers as a Group (6 Persons).......      $12.25            27,500
Non-Executive Director Group (4 Persons)....................      $36.40            10,000
Non-Executive Officer Employee Group (587 Persons)..........      $12.25            72,000

------------------------

* As of September 29, 2000, the market value of the Company's Common Stock as reported by the Nasdaq Stock Market was $6.50 per share.

FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

    INCENTIVE STOCK OPTIONS. There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee's alternative minimum taxable income upon exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in the alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain realized by an optionee upon the sale of stock issued upon exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the stock within two years after the date of grant of the option or within one year after the date of exercise. In such event the difference between the option exercise price and the and fair market value of the shares on the date of the optionee's exercise will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

    NONQUALIFIED STOCK OPTIONS. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company will be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company may be required to withhold taxes on the ordinary income realized by an optionee upon exercise of nonqualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

    PURCHASE RIGHTS. The receipt of restricted stock pursuant to a Purchase Right will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained or if a
Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of such shares on the date of purchase. If no section 83(b) election is made or if repurchase rights are retained, the recipient will realize taxable income on each date that the recipient's ownership rights vest (i.e., when the Company no longer has the right to repurchase all or a portion of the shares). The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the recipient is subject to
Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of purchase, the date that ordinary income is recognized for shares which vest within six months of purchase date shall be deferred to six months from the date of purchase.

BOARD OF DIRECTORS' RESERVATION OF RIGHTS

    The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this Proposal No. 2.

NO DISSENTERS' RIGHTS

    Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's increase of shares reserved for issuance pursuant to the 1996 Stock Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE 1996 STOCK PLAN.

                                 PROPOSAL NO. 3
      AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES PURCHASABLE UNDER THAT PLAN FROM 500,000 TO 750,000 SHARES

INTRODUCTION

    The stockholders are being asked to vote on a proposal to approve an amendment to increase the number of authorized shares of Common Stock purchasable under the Employee Stock Purchase Plan (the "Purchase Plan") by an additional 250,000 shares and to reserve the additional shares for purchase under the Purchase Plan, bringing the total number of shares of Common Stock subject to the Purchase Plan to 750,000. The amendment to the Purchase Plan was approved by the Board of Directors on November 20, 2000, subject to stockholder approval. The proposed amendment would increase the authorized number of shares of Common Stock purchasable thereunder by 250,000 shares and to reserve the additional shares for purchase under the Purchase Plan, bringing the total number of shares of Common Stock subject to the Purchase Plan to 750,000. The Board of Directors believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success.

    The Purchase Plan was originally adopted in March 1996. The Purchase Plan was amended by the Board of Directors on May 6, 1999 to increase the maximum number of shares subject to the plan from 250,000 to 500,000. Such increase was approved by the stockholders on October 18, 1999.

VOTE REQUIRED

    Assuming a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the increase in the maximum aggregate number of shares purchasable under the Purchase Plan from 500,000 to 750,000. Abstentions will be considered shares entitled to vote in the tabulation of the votes cast on this Proposal No. 3 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

DESCRIPTION OF THE PURCHASE PLAN

    The following is a summary of the principal features of the Purchase Plan, as recently amended for the share increase. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the Purchase Plan may do so by written request to the Secretary, En Pointe Technologies, Inc., 100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

    The Purchase Plan, as amended, currently authorizes up to 750,000 shares of Common Stock for purchase under its terms. The Purchase Plan allows eligible employees of the Company to subscribe for and purchase shares of the Company's Common Stock directly from the Company at a discount from the market price in installments through payroll deductions. The Purchase Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of ERISA. The Purchase Plan is designed to be an employee stock purchase plan under Section 423 of the Code, providing the participants the benefits afforded under Code Section 421. As of January 15, 2001, approximately 491 persons were eligible to participate in the Purchase Plan.

    The Compensation Committee of the Board of Directors administers the Purchase Plan (the "Administrator"). Subject to the specific provisions of the Purchase Plan, the Administrator has the full and final authority to construe, interpret and implement the Purchase Plan, and to make, administer and interpret such rules and regulations as it deems necessary to administer the Purchase Plan. Each employee of the Company who is customarily engaged, on a regularly-scheduled basis of more than twenty hours per week for more than five months per calendar year and who has been employed by the Company for at least 90 days prior to the date an offering is made under the Purchase Plan is eligible to become a participant in the Purchase Plan (an "Eligible Employee"). Employees who own, or immediately after an offering under the Purchase Plan would be deemed to own (under Section 425(d) of the Code) shares of the Company's stock possessing 5% or more of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company) are ineligible to participate in the Purchase Plan. For purposes of this calculation, shares of Common Stock which an employee may purchase under outstanding stock options shall be treated as stock owned by the employee. No employee shall be entitled to purchase stock under the Purchase Plan in an amount which would permit his or her rights (under the Purchase Plan and any similar plans of the Company, including any parent or subsidiary corporations of the Company) to accrue at a rate which exceeds $25,000 in fair market value (as set forth below), determined as of the "Offering Date" (as defined below), for each calendar year in which the employee participates in the Purchase Plan.

    Each offering under the Purchase Plan will commence on such date (the "Offering Date") and continue for such period (the "Offering Period") as the Administrator shall designate from time to time. Unless the Administrator designates otherwise, offerings will be made twice per year and each Offering Period shall be for a period of six (6) months. Each employee who will have satisfied the eligibility requirements of the Purchase Plan as of an Offering Date may become a participant for that particular Offering Period upon his or her completion and delivery to the Company of a completed subscription agreement. Each eligible employee must complete a subscription agreement for each Offering Period in which such employee wishes to participate. Each subscription agreement shall authorize the Company to withhold a percentage of the participant's base pay through regular payroll deductions during the applicable Offering Period, and the amount withheld shall be credited to the participant's account for payment for the shares to be purchased. Subject to the other limitations contained in the Purchase Plan, a participant may elect to have withheld from his or her paycheck a percentage of his or her "Compensation" (as defined below) during an Offering Period, up to a maximum of 20%. A participant may elect to increase, decrease or terminate his or her level of participation during each Offering Period by filing the requisite form with the Human Resources Department prior to the last day of the applicable Offering Period. All payroll deductions previously made during such Offering Period will be refunded as soon as possible to the participant without the payment of any interest. A participant who has withdrawn from the Purchase Plan shall be excluded from participation for the remainder of the particular Offering Period but may re-enroll to participate in subsequent Offering Periods by executing and delivering a new Stock Purchase Agreement.

    The purchase price per share (the "Purchase Price") for which shares of Common Stock will be sold in an Offering Period under the Purchase Plan is the lower of (1) 85% of the fair market value of a share of Common Stock on the Grant Date or (2) 85% of the fair market value of a share of Common Stock on the last day of the Offering Period (the "Purchase Date"). The fair market value of the Common Stock shall be the closing sale price of the Common Stock as reported on the Nasdaq National Market System or, if the Common Stock is listed or admitted to trading on any stock exchange, the closing sale price on such date on the principal stock exchange on which the Common Stock is listed or admitted to trading. If no such closing sale price is quoted on any day, or if no sale takes place on such day, then the fair market value shall be the closing sale price for the Common Stock on the Nasdaq National Market System or such exchange on the next preceding day on which a sale occurred.

    The Purchase Price of shares purchased under the Purchase Plan shall be paid by means of accumulated payroll deductions on behalf of a participant during the Offering Period. For the purposes of the Purchase Plan, a participant's "Compensation" shall include all salaries and regular hourly wages, but shall not include bonuses, commissions, extra pay for extra hours worked outside the participant's regular work schedule, or other special payments, fees or allowances. Payroll deductions for a participant commence on the first payday following the Grant Date and continue thereafter until the last payday prior to the Purchase Date, unless the participant chooses to terminate his or her participation in the Purchase Plan. The Company shall establish and maintain a separate account for each participant. All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

    On each Purchase Date, the maximum number of whole shares which may be purchased with each participant's accumulated payroll deductions during such Offering Period will automatically be purchased for the participant at the applicable Purchase Price. A stock certificate or certificates representing the shares purchased for a participant may be issued to a contract administrator, or upon election by the participant, may be issued directly to the participant and delivered to him or her as promptly as practicable after each Purchase Date. Any cash remaining in the participant's account because such cash is insufficient to purchase a whole share will be carried forward to the next Offering Period. The maximum number of shares of Common Stock purchasable by each participant on any Purchase Date is 2,500 shares.

    Termination of a participant's employment for any reason, including retirement, death or discharge, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account or any Company stock purchased under the Plan will be returned to such participant or, in the case of death, to the participant's beneficiary, without interest. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason (other than upon the death of a participant).

    The Board of Directors may at any time may amend, suspend or terminate the Purchase Plan, except that the participants' rights to purchase Common Stock for any current "Offering Period" may not be adversely affected without the participants' consent. No amendment may be made to the Purchase Plan without approval of the stockholders of the Company if such amendment would
(1) increase the aggregate number of shares authorized for sale under the Purchase Plan or (2) change the eligibility requirements for participation in the Purchase Plan. In the event of the merger or consolidation of the Company into another corporation, or the acquisition by another corporation of all or substantially all of the Company's assets, the Purchase Plan shall terminate, unless provision is made in writing in connection with such transaction providing for the assumption or substitution of the purchase rights under the Purchase Plan. Unless terminated earlier, the Purchase Plan shall terminate on February 28, 2006.

    The following table contains information concerning certain stock purchased under the Company's Purchase Plan during the fiscal year ended September 30, 2000:

                                                                 WEIGHTED
                                                                 AVERAGE
                                                              EXERCISE PRICE
NAME AND POSITION                                               ($/SHARE)      NUMBER OF SHARES
-----------------                                             --------------   ----------------
Attiazaz "Bob" Din..........................................       $  --                --
Michael R. Shabazian........................................       $  --                --
Kevin D. Ayers..............................................       $  --                --
Michael Archer..............................................       $6.30             1,578
Kathy Perez.................................................       $  --                --
All Current Executive Officers as a Group (6 persons).......       $6.30             1,578
Non-Executive Director Group (4 persons)....................       $  --                --
Non-Executive Officer Employee Group (485 persons)..........       $6.41            75,163

------------------------

* As of September 29, 2000, the market value of the Company's Common Stock as reported by the Nasdaq Stock Market was $6.50 per share.

FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

    The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the Purchase Plan, and the tax consequences will depend upon how long a participant has held the shares before disposition.

    If the shares are disposed of at least two years after the Offering Date and at least one year after the Purchase Date, or in the event of a participant's death (whenever occurring) while owning such shares, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the Purchase Price of the shares or (ii) fifteen percent of the fair market value of the shares on the Offering Date will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain. Any long-term capital gain would be taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the Purchase Price, there is no ordinary income and the participant will have a long-term capital loss equal to the difference between the sale price and the Purchase Price. The ability of a participant to utilize such a capital loss would depend upon the participant's other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

    If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period described above or within one year after the shares are transferred to the participant, then the excess of the fair market value of the shares on the Purchase Date over the Purchase Price will be treated as ordinary income to the participant. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the Purchase Date, the same amount of ordinary income is attributed to the participant and a capital loss is recognized equal to the difference between the sale price and the fair market value of the shares on such Purchase Date. As indicated above, the ability of the participant to utilize such a capital loss would depend upon the participant's other tax attributes and the statutory limitation on capital losses not discussed herein.

    The ordinary income reported under the rules described above, added to the actual Purchase Price of the shares, determines the tax basis of the shares for the purpose of determining gain or loss on the sale or exchange of the shares. The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

BOARD OF DIRECTORS' RESERVATION OF RIGHTS

    The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this Proposal no. 3.

NO DISSENTER'S RIGHTS

    Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's increase of shares purchasable pursuant to the Purchase Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN.

                                 PROPOSAL NO. 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee and the Board of Directors has selected
PricewaterhouseCoopers LLP., independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 2001, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider its selection.

    PricewaterhouseCoopers LLP (including its predecessor, Coopers & Lybrand
LLP) has audited the Company's financial statements annually since its fiscal year ended September 30, 1993. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Any stockholder desiring to submit a proposal for action at the 2002 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than October 8, 2001 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

    Additionally, if the Company is not provided notice of stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by December 21, 2001, the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                                 OTHER MATTERS

    Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          Bob Din
                                          CHIEF EXECUTIVE OFFICER

February 9, 2001

    THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000 IS THE COMPANY'S ANNUAL REPORT ON FORM 10-K WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2001 AND WHICH IS BEING MAILED CONCURRENTLY WITH THIS PROXY STATEMENT TO ALL STOCKHOLDERS OF RECORD AS OF JANUARY 15, 2001. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                   EXHIBIT A
                          EN POINTE TECHNOLOGIES, INC.
                            AUDIT COMMITTEE CHARTER

                               MISSION STATEMENT

    Our audit committee ("committee") will assist our board of directors ("board") and to a certain extent, our company officers and general management team ("management"), in fulfilling their oversight responsibilities. Our committee will review our financial reporting process, our system of internal control, our audit process, and our process for monitoring compliance with laws and regulations and with our code of conduct. In performing their duties, our committee will maintain effective working relationships with our board, management, and our external auditors.

ORGANIZATION

    - Our committee will consist of three or more members, comprised solely of independent directors. Members of our committee shall be considered independent if they have no relationship to our company that may interfere with the exercise of their independence from management and our company.

    - As a prerequisite, each member must be able to read and understand fundamental financial statements and at least one member will have or have had prior experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background.

    - Our committee will meet, at a minimum, on a quarterly basis in conjunction with our preparation and public release of financial information in the form of 10-Qs, 10-Ks, and specially called meetings in conjunction with other public releases which involve significant public financial disclosure. Our committee members will be appointed in connection with the annual election of the board by the shareholders. The board will appoint the members and the committee's chairperson to serve for a one-year period.

                           ROLES AND RESPONSIBILITIES

INTERNAL CONTROL

    - Evaluate whether our management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

    - Focus on the extent to which the external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

    - Gain an understanding of whether internal control recommendations made by the external auditors have been implemented by management; and

    - Ensure that the external auditors keep the committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

FINANCIAL REPORTING

    - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements;

    - Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks;

    - Review the annual and interim financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;

    - Meet with management and the external auditors to review the financial statements and the results of the audit or quarterly review;

    - Review with financial management and the independent auditors their judgement about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made in preparing the financial statements;

    - Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and discuss any other matters required to be communicated to the committee by the auditors;

    - Review the MD&A and other sections of the annual and interim reports before there release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations; and

    - Ensure that the external auditors communicate certain required matters to the committee.

COMPLIANCE WITH LAWS AND REGULATIONS

    - Review the effectiveness of our system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

    - Periodically obtain updates from management, general counsel and tax director regarding compliance;

    - Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

    - Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

COMPLIANCE WITH CODE OF CONDUCT

    - Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

    - Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

    - Review the program for monitoring compliance with the code of conduct; and

    - Periodically obtain updates from management and general counsel regarding compliance.

EXTERNAL AUDIT

    - Review the external auditors' proposed audit scope and approach;

    - Review the performance of the external auditors and recommend to the board the appointment or discharge of the external auditors;

    - Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with Independence Standards Board Standard 1; and

    - The external auditors are ultimately accountable to the board (as assisted by the committee). The board, with the assistance of the committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors (or to nominate the external auditors to be proposed for shareholder approval in the proxy statement.

OTHER RESPONSIBILITIES

    - Meet with the external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately;

    - Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;

    - Review, with our company counsel, any legal matters that could have a significant impact on our financial statements;

    - Review the policies and procedures in effect for considering officers' expenses and perquisites;

    - If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

    - Perform other oversight functions as requested by the full board; and

    - Review and update the charter at least annually; receive approval of changes from the board.

REPORTING RESPONSIBILITIES

    - Regularly update the board about committee activities and make appropriate recommendations; and

    - Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement, as applicable.

PROXY

                          EN POINTE TECHNOLOGIES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               ANNUAL MEETING OF THE STOCKHOLDERS--MARCH 30, 2001

    The undersigned hereby nominates, constitutes and appoints Attiazaz "Bob" Din and Zubair Ahmed, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EN POINTE TECHNOLOGIES, INC. which the undersigned is entitled to represent and vote at the 2001 Annual Meeting of Stockholders of the Company to be held in the Mariposa Room at the Hilton Garden Inn, 2100 E. Mariposa Avenue, El Segundo, California 90245, on March 30, 2001, at 8:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

            THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3 AND 4

1.   ELECTION OF DIRECTORS  FOR all nominees listed below                       WITHHOLD AUTHORITY
                            (EXCEPT AS MARKED TO THE CONTRARY BELOW) / /        TO VOTE FOR ALL NOMINEES LISTED BELOW / /
Election of the following nominees as directors: BARRY ABELSON, ZUBAIR AHMED, MARK BRIGGS, ATTIAZAZ "BOB" DIN, NAUREEN DIN,
MICHAEL SHABAZIAN AND VERDELL GARROUTTE.
     (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)
     --------------------------------------------------------------------------------------------------------------------

2. APPROVE THE AMENDMENT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES ISSUABLE THEREUNDER FROM 1,260,000 TO 2,760,000.

             / / FOR             / / AGAINST             / / ABSTAIN

3. APPROVE THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES PURCHASABLE THEREUNDER FROM 500,000 TO 750,000.

             / / FOR             / / AGAINST             / / ABSTAIN

4.  RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

             / / FOR             / / AGAINST             / / ABSTAIN

5. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

              IMPORTANT--PLEASE SIGN AND DATE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE INCREASE IN THE MAXIMUM AGGREGATE NUMBER OF SHARES ISSUABLE UNDER THE 1996 STOCK INCENTIVE PLAN FROM 1,260,000 TO 2,760,000, "FOR" THE INCREASE IN THE MAXIMUM AGGREGATE NUMBER OF SHARES PURCHASABLE UNDER THE EMPLOYEE STOCK PURCHASE PLAN FROM 500,000 TO 750,000, AND "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                                              Date _______________________, 2001

                                              __________________________________
                                                  (Signature of stockholder)

                                              Please sign your name exactly as
                                              it appears hereon. Executors,
                                              administrators, guardians,
                                              officers of corporations and
                                              others signing in a fiduciary
                                              capacity should state their full
                                              titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.